UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2019

MERIDIAN BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2019, Meridian Bioscience, Inc. (“Meridian” or the “Company”) and Eric S. Rasmussen entered into a Separation Agreement and General Release (the “Separation Agreement”) which provides that Mr. Rasmussen’s last day of employment as Meridian’s Executive Vice President and Chief Financial Officer shall be June 28, 2019. Mr. Rasmussen is resigning from his positions with Meridian to pursue other opportunities. Under the Separation Agreement the Company has agreed to reimburse Mr. Rasmussen for certain expenses and make severance payments consisting of: (i) $450,000 which equates to one year of base salary; (ii) $75,000 in lieu of corporate bonus opportunity for the 2019 fiscal year; and (iii) $225,000 relating to restricted stock units that would have otherwise been forfeited pursuant to their terms.

Effective June 28, 2019 Meridian appointed Bryan T. Baldasare, currently its Senior Vice President, Corporate Controller, Treasurer and Chief Accounting Officer, to serve as Interim Chief Financial Officer (Interim Principal Financial Officer). The information required by Form 8-K Item 5.02 (c)(2) and (3) regarding Mr. Baldasare is incorporated herein by reference from the Company’s Form 8-K filed on December 12, 2018.

The description above of the Separation Agreement is qualified in its entirety by the copy of the Separation Agreement filed as Exhibit 10.1 with this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and General Release between Meridian Bioscience, Inc. and Eric S. Rasmussen dated June 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: June 25, 2019	By: /s/ Jack Kenny
President and Chief Executive Officer
(Principal Executive Officer)